UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado	80903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Per Share Par Value	CNTY	Nasdaq Capital Market, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 6, 2025, the Audit Committee of the Board of Directors of Century Casinos, Inc. (the “Company,” “we,” “our,” or “us”) concluded that our previously issued consolidated financial statements as of and for the year ended December 31, 2024 (the “Form 10-K Financial Statements”) included in the Form 10-K for the year ended December 31, 2024 (the “Original Form 10-K”) contained a material error and should be restated to reflect the correction of a calculation of the carrying value of invested capital used in the valuation of our Rocky Gap reporting unit that resulted in an impairment of goodwill for this reporting unit. The error also impacts the unaudited condensed consolidated financial statements (the “Form 10-Q Financial Statements”, and with the Form 10-K financial Statements the “Previously Issued Financial Statements”) contained in the Company’s Forms 10-Q for the quarters ended March 31, 2025 and June 30, 2025 (the “Original Forms 10-Q”). Accordingly, investors and all other persons should no longer rely upon the Previously Issued Financial Statements included in the Original Form 10-K or the Original Forms 10-Q. In addition, any previously issued or filed earnings releases, investor presentations or other communications describing the Previously Issued Financial Statements and other related financial information covering these periods should no longer be relied upon. This determination occurred after the Audit Committee met with our Chief Financial Officer and other members of management and members of our Board of Directors.

For each of the periods covered by the Previously Filed Financial Statements, the estimated impacts of the restatement include (amounts presented below are rounded):

•For the year ended December 31, 2024, an increase in impairment - goodwill expense of approximately $26.5 million, a decrease in goodwill assets of approximately $26.5 million, an increase in net loss attributable to Century Casinos, Inc, shareholders of approximately $25.4 million, an increase in retained losses of $25.4 million and a decrease in deferred income taxes of approximately $1.0 million;

•For the three months ended March 31, 2025, the same decrease in goodwill assets of $26.5 million, increase in retained losses of $25.4 million and decrease in deferred income taxes of $1.0 million noted above; and

•For the three months ended June 30, 2025, the same decrease in goodwill assets of $26.5 million, increase in retained losses of $25.4 million and decrease in deferred income taxes of $1.0 million noted above.

There was no impact to cash flows from operating activities as goodwill impairment is a non-cash adjustment to reconcile net (loss) earnings to cash (used in) provided by operating activities. Additionally, the Company’s compliance with its debt covenants and performance metrics used in the calculation of executive compensation are not impacted by this adjustment.

The Company intends to restate the affected financial statements and plans to file, within five calendar days, a Form 10-K/A for the year ended December 31, 2024 and Forms 10-Q/A for the quarterly periods ended March 31, 2025 and June 30, 2025 (the “Amended Filings”).

As a result of the miscalculation of carrying value of invested capital described above and the restatement of the Company’s financial statements, the Company has identified a material weakness in the Company’s internal control over financial reporting as of the dates of the Original Form 10-K and the Original Forms 10-Q. The Company will provide further details on the material weakness and its plan for remediation in the Amended Filings. In addition, management reassessed its conclusions regarding its disclosure controls and procedures as of December 31, 2024 and as of March 31, 2025 and June 30, 2025 and its internal control over financial reporting as of December 31, 2024, in light of the error described above. As a result of the identification of a material weakness in internal control over financial reporting as of these dates, the Company concluded that its disclosure controls and procedures were also not effective at the reasonable assurance level as of each of December 31, 2024, March 31, 2025 and June 30, 2025 and its internal control over financial reporting was not effective as of December 31, 2024. Therefore, the Company’s previous evaluation of its disclosure controls and procedures and internal control over financial reporting as of such dates should no longer be relied upon.

The Company’s management and the Audit Committee have discussed the matters described in this Item 4.02 of Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm.

Item 7.01 Regulation FD Disclosure.

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. that could cause actual results to differ materially. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: November 10, 2025

By: /s/ Margaret Stapleton

Margaret Stapleton

Chief Financial Officer